Hostess Brands, Inc. Enters into Agreement to Acquire Voortman, a Leading North American Wafer and Cookie Company
Provides Entry into Attractive, Adjacent Wafer and Sugar-Free Cookie Categories with Better-For-You Product Characteristics
Leverages Hostess’ Proven Business Model with Opportunity to Expand Voortman’s Complementary and Market Leading Brands
Strategic Transaction Expects to Generate at least $15 million of Annual Run-rate Synergies and Double-Digit EPS Accretion by 2021
Management Will Host Conference Call Today at 8:30 a.m. ET
KANSAS CITY, MO, December 2, 2019 - Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (“Hostess” or the “Company”), and Voortman Cookies Limited (“Voortman”) today announced that they have executed an agreement under which Hostess will acquire Voortman, a leading and rapidly growing manufacturer of premium, branded wafers as well as sugar-free and specialty cookies, from Swander Pace Capital for approximately $320 million (C$425 million) in cash, including a customary working capital adjustment, representing a post-synergy 9.1x1 EBITDA transaction multiple. The transaction has been unanimously approved by the Hostess board of directors. Hostess expects to close the transaction in early January 2020, subject to customary closing conditions.

“Voortman is a leading brand with a well-defined consumer position that complements and extends the growing Hostess portfolio into the growing cookie and better-for-you sweet snacking categories with meaningful runway for future growth,” commented Andy Callahan, Hostess’ President and Chief Executive Officer. “We believe the acquisition of Voortman will create significant value for all of our stakeholders. We expect the combination of Hostess’ lean, proven operating model and Voortman’s brand and adjacent category position, will result in meaningful cost savings and growth opportunities. This acquisition fits well into our long-term growth strategy and we are confident that Voortman will be a great addition to our existing sweet baked goods snacking and breakfast portfolio.”

“The team at Voortman is excited about becoming part of the Hostess portfolio and the prospects for further dramatic growth of the Voortman brand behind the exceptional capabilities of the Hostess organization,” commented Douglas MacFarlane, CEO of Voortman.

Voortman is the #1 player in crème wafers and sugar free cookies, as reported by Nielsen for the 52-week period ended November 2, 2019 and has achieved compound annual point of sale growth over the last three years of approximately 5%. Founded in 1951 by brothers William and Harry Voortman and headquartered in Burlington, Ontario, Canada, Voortman is a leading manufacturer of premium, branded wafers as well as sugar-free and specialty cookies with distribution mainly in the United States and Canada. Voortman’s product ingredients, flavor profiles and better-for-you characteristics complement Hostess’ sweet baked goods snacking business.

1 Calculated using the 2020 estimated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $20 million + run-rate synergy estimates of $15 million = $35M EBITDA and a transaction price of $320 million.

Compelling Strategic and Financial Benefits
The transaction will create a larger and more diversified sweet snacking company. Hostess believes the combination will provide the following strategic and financial benefits:

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Diversifies and Expands Product Offerings and Manufacturing Capabilities in Attractive, Adjacent Category: The combination of Hostess’ existing portfolio of iconic new and classic treats including Hostess® Cupcakes, Twinkies®, Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes among others, with the market leading Voortman brand of premium wafers and sugar free and specialty cookies together creates a more diverse company. By adding the Voortman brand, Hostess expects to compete with its uniquely positioned and differentiated products in the large and growing $8.4 billion cookie category and have greater growth opportunities provided by a more diverse portfolio of brands and products.

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Leverages Hostess’ Broad Customer Reach and Lean and Agile Business Model: Complementary sales channels provide actionable whitespace opportunities and potential to accelerate revenue growth for Voortman by leveraging Hostess’ proven distribution and merchandising capabilities. The combined company expects to realize additional benefits of scale via sharing established, efficient infrastructure and strengthening of collaborative retail partnerships in the United States and Canada.

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Significant Cost Synergy Opportunities: Hostess expects the transaction to deliver on key growth opportunities while achieving at least $15 million in annual run-rate cost synergies within 12 - 18 months. Cost synergies have been identified primarily from leveraging the Hostess operating model including procurement, operations, and logistics. Based on identified cost synergies, innovation pipeline and growth trajectory, Hostess believes there is opportunity to continue investing in the Voortman business and expand margins that should, over time, be in the top quartile of our peers and be accretive to Hostess margins.

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Compelling Financial Benefits: Hostess expects the transaction to provide approximately $20 million of incremental adjusted EBITDA in 2020, growing to $40 to $50 million by 2022. Mid-single digit earnings per share accretion is expected in 2020 (excluding investments in integration) with double-digit accretion thereafter, upon full achievement of cost synergies.

Transaction Details
Under the terms of the transaction agreement, Voortman will become a wholly owned subsidiary of Hostess. The Company intends to finance the $320 million transaction by using cash on its balance sheet, along with secured financing commitments from Credit Suisse and Citi. Net leverage immediately following the transaction is expected to be approximately 4.5x and be reduced to around 4.0x by the end of 2020. Hostess has a strong track record of reducing its net leverage and it remains committed to deleveraging quickly via organic growth and subsequent free cash flow generation. The transaction is expected to close in early January 2020, subject to customary closing conditions.

Advisors
Citi is acting as lead financial advisor, and Credit Suisse is also serving as financial advisor to Hostess. Davies Ward Phillips & Vineberg LLP and Morgan, Lewis & Bockius LLP are serving as legal counsel to Hostess. Houlihan Lokey is serving as financial advisor and Stikeman Elliott LLP is acting as legal counsel to Swander Pace and Voortman.

Non-GAAP Financial Measures
The Company defines adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization and (iii) income taxes, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. Adjusted diluted earnings per share is Adjusted EBITDA divided by the total number of shares of Class A common stock outstanding, on a diluted basis. Each of adjusted EBITDA and adjusted diluted earnings per share is a non-GAAP financial measure. Such measures are commonly used in the Company's industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to measure the Company's performance, estimate the Company's value and evaluate the Company's ability to service debt. The Company provides this forward-looking information only on a nonGAAP basis and does not provide a reconciliation of the Company's future financial expectations to the most directly comparable GAAP financial measure because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation; including adjustments that could be made for deferred taxes; remeasurement of the tax receivable agreement, changes in allocation to the non-controlling interest, transformation expenses and other non-operating gains or losses reflected in the Company's reconciliation of historic non-GAAP financial measures, the amount of which could be material.

Conference Call and Webcast
The Company will host a conference call and webcast with an accompanying presentation today, December 2, 2019 at 8:30 a.m. EDT to discuss the transaction. Investors interested in participating in the live call can dial 1-877-451-6152 from the U.S. and 1-201-389-0879 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, December 16, 2019, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering confirmation code 13697259. The simultaneous, live webcast and presentation will be available on the Investor Relations section of the Company’s website at www.hostessbrands.com. The webcast will be archived for 30 days.

About Hostess Brands, Inc.
Hostess Brands, Inc. is a leading packaged food company focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in the United States. The brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats in addition to Twinkies® and CupCakes, including Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes. For more information about Hostess® products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

About Voortman Cookies Limited
Voortman was founded in 1951 by brothers William and Harry Voortman, who emigrated to Canada from their hometown of Hellendoorn, the Netherlands, in 1948 with their father, who had operated a bread bakery there. Since its inception, the brand has been dedicated to making the very best quality cookies, using the finest, hand-selected ingredients. In 2004, Voortman Bakery was the first North American food brand to announce the removal of trans fats from its retail food products. Most recently, Voortman announced its new packaging, new logo and new recipes featuring real ingredients. In 2017, Voortman Bakery was awarded the Women's Choice Award® based on extraordinary recommendations from their female customers in a customer satisfaction survey conducted by WomenCertified Inc. using the company's customer database. For more information about Voortman Bakery, go to: https://voortman.com/.

Forward-Looking Statements
This press release contains statements reflecting the Company's views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company's future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, timing and completion of the acquisition of Voortman, the Company’s ability to integrate Voortman and achieve the expected synergies, maintaining, extending and expanding the Company's reputation and brand image; protecting intellectual property rights; leveraging the Company's brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the ability to maintain or add additional shelf or retail space for the Company's products; the continued ability to produce and successfully market products with extended shelf life; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; dependence on major customers; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of the workforce belongs to unions and strikes or work stoppages could cause the business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of the Company's information technology systems; the Company's ability to achieve expected synergies and benefits and performance from the Company's strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and the Company's ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company's Securities and Exchange Commission filings.
As a result of a number of known and unknown risks and uncertainties, the Company's actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company's Annual Report on Form 10-K for 2018. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company's behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.